UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2015

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA	94402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

1065 E Hillsdale Blvd. Suite 315 Foster City, CA 94404
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

As previously disclosed, Armco Metals Holdings, Inc. entered into an Agreement with Shanghai Wisdom & Wealth Investment & Management Co., Ltd., an entity organized under the laws of the People's Republic of China ("Wisdom & Wealth"), pursuant to which, from time to time until the maturity date, Wisdom & Wealth may convert the $4,092,457 (the "Loan Balance") owed it by Armco (Lianyungang) Renewable Metals, Inc., an entity organized under the laws of the People's Republic of China and our wholly-owned subsidiary ("Renewable Metals"), into shares of our common stock at a conversion price equal to 85% of volume weighed average price (VWAP) for the common stock during the 10 trading days prior to the conversion date, with a floor conversion price of $0.20 per share. The ability of Wisdom & Wealth to convert any of the Loan Balance was subject to the satisfaction of certain conditions precedent including (i) the approval by our stockholders of the issuance of in excess of 19.99% of our common stock upon the conversion of the Loan Balance, and (ii) the approval of the listing of the additional shares of common stock to be issued upon any conversion by NYSE Regulation, Inc. (collectively, the "Conversion Conditions"). On December 14, 2015, the Conversion Conditions were satisfied.

On December 24, 2015, we entered into a First Amendment of the Agreement with Wisdom & Wealth (the "First Amendment") which modified certain terms of the Agreement including:

●     the maturity date of the Loan Balance was extended for an additional year to December 31, 2016;

●     the maximum number of shares of our common stock which may be issued upon the conversion of the Loan Balance is 20,462,285 shares, which represents approximately 250% of our outstanding common stock. Any portion of the Loan Balance which remains outstanding after the issuance of this maximum number of shares of our common stock is payable by Renewable Metals in cash;

●     the number of shares of our common stock issuable to Wisdom & Wealth and its affiliates upon any conversion may not result in Wisdom & Wealth and/or its affiliates being the beneifical owner of more than 4.99% of our common stock at the time of the conversion;

●     the ability of Wisdom & Wealth to make any public resales of the shares of common stock received upon a conversion during any 30-day period is limited to 1% of our outstanding common stock; and

●     any transferees of shares of our common stock received upon a conversion to third parties which are not affiliates of Wisdom & Wealth are subject to certain terms of the Agreement.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of First Amendment which is filed as Exhibit 10.34 to this report and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

10.34	First Amendment to Agreement dated December 24, 2015 by and between Armco Metals Holdings, Inc. and Shanghai Wisdom & Wealth Investment & Management Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: December 29, 2015	By: /s/ Kexuan Yao
Kexuan Yao, Chief Executive Officer

EXHIBIT INDEX

10.34	First Amendment to Agreement dated December 24, 2015 by and between Armco Metals Holdings, Inc. and Shanghai Wisdom & Wealth Investment & Management Co., Ltd.

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